ANNTAYLOR STORES CORPORATION,
                                 AS ISSUER

                                    AND

                              ANNTAYLOR, INC.,
                          AS SUBSIDIARY GUARANTOR

                                     TO

                           THE BANK OF NEW YORK,
                                 AS TRUSTEE



                                 INDENTURE


                         DATED AS OF JUNE 18, 1999


                CONVERTIBLE SUBORDINATED DEBENTURES DUE 2019




                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION . . . . . . . . . 2
      Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . 2
      Section 1.2    Compliance Certificates and Opinions  . . . . . . . 14
      Section 1.3    Form of Documents Delivered to Trustee  . . . . . .  15
      Section 1.4    Acts of Holders; Record Dates . . . . . . . . . . .  15
      Section 1.5    Notices, Etc. to Trustee, the Company and the
                     Subsidiary Guarantor  . . . . . . . . . . . . . . .  17
      Section 1.6    Notice to Holders; Waiver . . . . . . . . . . . . .  17
      Section 1.7    Conflict with Trust Indenture Act . . . . . . . . .  18
      Section 1.8    Effect of Headings and Table of Contents  . . . . .  18
      Section 1.9    Successors and Assigns  . . . . . . . . . . . . . .  18
      Section 1.10   Separability Clause . . . . . . . . . . . . . . . .  19
      Section 1.11   Benefits of Indenture . . . . . . . . . . . . . . .  19
      Section 1.12   Governing Law . . . . . . . . . . . . . . . . . . .  19
      Section 1.13   Legal Holidays  . . . . . . . . . . . . . . . . . .  19

                                 ARTICLE II
 SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 2.1    Forms Generally . . . . . . . . . . . . . . . . . .  20
      Section 2.2    Form of Face of Security  . . . . . . . . . . . . .  21
      Section 2.3    Form of Reverse of Security . . . . . . . . . . . .  26
      Section 2.4    Form of Trustee's Certificate of Authentication . .  38
      Section 2.5    Form of Conversion Notice . . . . . . . . . . . . .  38
      Section 2.6    Form of Certification . . . . . . . . . . . . . . .  40
      Section 2.7    Form of Option of Holder to Elect Purchase  . . . .  41
      Section 2.8    Form of Assignment  . . . . . . . . . . . . . . . .  42

                                ARTICLE III
 THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      Section 3.1    Title and Terms . . . . . . . . . . . . . . . . . .  43
      Section 3.2    Denominations . . . . . . . . . . . . . . . . . . .  44
      Section 3.3    Execution, Authentication, Delivery and Dating  . .  44
      Section 3.4    Temporary Securities  . . . . . . . . . . . . . . .  44
      Section 3.5    Registration; Registration of Transfer and
                     Exchange  . . . . . . . . . . . . . . . . . . . . .  45
      Section 3.6    Mutilated, Destroyed, Lost and Stolen Securities  .  52
      Section 3.7    Payment of Cash Interest; Interest Rights Preserved  53
      Section 3.8    Persons Deemed Owners . . . . . . . . . . . . . . .  55
      Section 3.9    Cancellation  . . . . . . . . . . . . . . . . . . .  55
      Section 3.10   Computation of Interest . . . . . . . . . . . . . .  55
      Section 3.11   CUSIP Numbers . . . . . . . . . . . . . . . . . . .  55

                                 ARTICLE IV
 SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . .  56
      Section 4.1    Satisfaction and Discharge of Indenture . . . . . .  56
      Section 4.2    Application of Trust Money  . . . . . . . . . . . .  57

                                 ARTICLE V

 REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      Section 5.1    Events of Default . . . . . . . . . . . . . . . . .  58
      Section 5.2    Acceleration of Stated Maturity; Rescission and
                     Annulment . . . . . . . . . . . . . . . . . . . . .  60
      Section 5.3    Collection of Indebtedness and Suits for
                     Enforcement by Trustee  . . . . . . . . . . . . . .  62
      Section 5.4    Trustee May File Proofs of Claim  . . . . . . . . .  62
      Section 5.5    Trustee May Enforce Claims Without Possession of
                     Securities  . . . . . . . . . . . . . . . . . . . .  63
      Section 5.6    Application of Money Collected  . . . . . . . . . .  63
      Section 5.7    Limitation on Suits . . . . . . . . . . . . . . . .  64
      Section 5.8    Unconditional Right of Holders to Receive
                     Principal, Premium and Interest and to Convert. . .  65
      Section 5.9    Restoration of Rights and Remedies  . . . . . . . .  65
      Section 5.10   Rights and Remedies Cumulative  . . . . . . . . . .  65
      Section 5.11   Delay or Omission Not Waiver  . . . . . . . . . . .  65
      Section 5.12   Control by Holders  . . . . . . . . . . . . . . . .  66
      Section 5.13   Waiver of Past Defaults . . . . . . . . . . . . . .  66
      Section 5.14   Undertaking for Costs . . . . . . . . . . . . . . .  66
      Section 5.15   Waiver of Usury, Stay or Extension Laws . . . . . .  67

                                 ARTICLE VI
 THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      Section 6.1    Certain Duties and Responsibilities . . . . . . . .  67
      Section 6.2    Notice of Defaults  . . . . . . . . . . . . . . . .  67
      Section 6.3    Certain Rights of Trustee . . . . . . . . . . . . .  68
      Section 6.4    Not Responsible for Recitals or Issuance of
                     Securities  . . . . . . . . . . . . . . . . . . . .  69
      Section 6.5    May Hold Securities . . . . . . . . . . . . . . . .  70
      Section 6.6    Money Held in Trust . . . . . . . . . . . . . . . .  70
      Section 6.7    Compensation and Reimbursement  . . . . . . . . . .  70
      Section 6.8    Disqualification: Conflicting Interests . . . . . .  71
      Section 6.9    Corporate Trustee Required; Eligibility . . . . . .  71
      Section 6.10   Resignation and Removal; Appointment of Successor .  71
      Section 6.11   Acceptance of Appointment by Successor  . . . . . .  73
      Section 6.12   Merger, Conversion, Consolidation or Succession to
                     Business. . . . . . . . . . . . . . . . . . . . . .  73
      Section 6.13   Preferential Collection of Claims Against Company .  74

                                ARTICLE VII
 Holders' Lists and Reports by Trustee and Company . . . . . . . . . . .  74
      Section 7.1    Company to Furnish Trustee Names and Addresses of
                     Holders . . . . . . . . . . . . . . . . . . . . . .  74
      Section 7.2    Preservation of Information; Communications to
                     Holder. . . . . . . . . . . . . . . . . . . . . . .  75
      Section 7.3    Reports by Trustee  . . . . . . . . . . . . . . . .  75
      Section 7.4    Reports by Company  . . . . . . . . . . . . . . . .  76

                                ARTICLE VIII
 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . .  76
      Section 8.1    Company and Subsidiary Guarantor May Consolidate,
                     Etc., Only on Certain Terms . . . . . . . . . . . .. 76
      Section 8.2    Successor Substituted . . . . . . . . . . . . . . .  77

                                 ARTICLE IX
 AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
      Section 9.1    Without Consent of Holders  . . . . . . . . . . . .  78
      Section 9.2    With Consent of Holders . . . . . . . . . . . . . .  78
      Section 9.3    Compliance with Trust Indenture Act . . . . . . . .  80
      Section 9.4    Revocation and Effect of Consents, Waivers and
                     Action  . . . . . . . . . . . . . . . . . . . . . .  80
      Section 9.5    Notation on or Exchange of Securities . . . . . . .  80
      Section 9.6    Trustee to Sign Supplemental Indentures . . . . . .  81
      Section 9.7    Effect of Supplemental Indentures . . . . . . . . .  81

                                 ARTICLE X
 COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
      Section 10.1   Payment of Securities . . . . . . . . . . . . . . .  81
      Section 10.2   Maintenance of Office or Agency . . . . . . . . . .  82
      Section 10.3   Money for Security Payments To Be Held in Trust . .  82
      Section 10.4   Statement by Officers as to Default . . . . . . . .  84
      Section 10.5   Existence . . . . . . . . . . . . . . . . . . . . .  85
      Section 10.6   Calculation of Original Issue Discount  . . . . . .  85
      Section 10.7   Delivery of Certain Information . . . . . . . . . .  85

                                 ARTICLE XI
 REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . .  85
      Section 11.1   Right to Redeem; Notices to Trustee . . . . . . . .  85
      Section 11.2   Selection of Securities to Be Redeemed  . . . . . .  86
      Section 11.3   Notice of Redemption  . . . . . . . . . . . . . . .  86
      Section 11.4   Effect of Notice of Redemption  . . . . . . . . . .  87
      Section 11.5   Deposit of Redemption Price . . . . . . . . . . . .  88
      Section 11.6   Securities Redeemed in Part . . . . . . . . . . . .  88
      Section 11.7   Conversion Arrangement on Call for Redemption . . .  88

                                ARTICLE XII
 SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .  89
      Section 12.1   Securities Subordinate to Senior Indebtedness . . .  89
      Section 12.2   Payment Over of Proceeds upon Dissolution, Etc. . .  89
      Section 12.3   No Payment When Senior Indebtedness in Default  . .  91
      Section 12.4   Payment Permitted If No Default . . . . . . . . . .  92
      Section 12.5   Subrogation to Rights of Holders of Senior
                     Indebtedness. . . . . . . . . . . . . . . . . . . .  93
      Section 12.6   Provisions Solely To Define Relative Rights . . . .  93
      Section 12.7   Trustee To Effectuate Subordination . . . . . . . .  94
      Section 12.8   No Waiver of Subordination Provisions . . . . . . .  94
      Section 12.9   Notice to Trustee . . . . . . . . . . . . . . . . .  95
      Section 12.10  Reliance on Judicial Order or Certificate of
                     Liquidating Agent . . . . . . . . . . . . . . . . .  96
      Section 12.11  Trustee Not Fiduciary for Holders of Senior
                     Indebtedness  . . . . . . . . . . . . . . . . . . .  96
      Section 12.12  Rights of Trustee as Holder of Senior Indebtedness;
                     Preservation of Trustee's Rights  . . . . . . . . .  96
      Section 12.13  Article Applicable to Paying Agents . . . . . . . .  97
      Section 12.14  Certain Conversions Deemed Payment  . . . . . . . .  97

                                ARTICLE XIII
 CONVERSION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . .  97
      Section 13.1   Conversion Privilege  . . . . . . . . . . . . . . .  97
      Section 13.2   Conversion Procedure  . . . . . . . . . . . . . . .  98
      Section 13.3   Fractional Shares . . . . . . . . . . . . . . . . .  99
      Section 13.4   Taxes on Conversion . . . . . . . . . . . . . . . . 100
      Section 13.5   Company To Provide Stock  . . . . . . . . . . . . . 100
      Section 13.6   Adjustment for Change in Common Stock . . . . . . . 100
      Section 13.7   Reclassification, Consolidation, Merger or Sale of
                     Assets  . . . . . . . . . . . . . . . . . . . . . . 105
      Section 13.8   Notice of Adjustments of Conversion Rate  . . . . . 106
      Section 13.9   Prior Notice of Certain Events  . . . . . . . . . . 106
      Section 13.10  No Adjustment in Certain Events . . . . . . . . . . 107
      Section 13.11  Certain Additional Rights . . . . . . . . . . . . . 108
      Section 13.12  Restrictions on Common Stock Issuable
                     Upon Conversion . . . . . . . . . . . . . . . . . . 109
      Section 13.13  Trustee Not Responsible for Determining Conversion
                     Price or Adjustments  . . . . . . . . . . . . . . . 109

                                ARTICLE XIV
 RIGHT TO REQUIRE REPURCHASE . . . . . . . . . . . . . . . . . . . . . . 110
      Section 14.1   Purchase of Securities at Option of the Holder
                     upon Change in Control  . . . . . . . . . . . . . . 110
      Section 14.2   Purchase of Securities at the Option of the Holder  114
      Section 14.3   Effect of Purchase Notice or Change in Control
                     Purchase Notice   . . . . . . . . . . . . . . . . . 121
      Section 14.4   Deposit of Put Price or Change in Control Purchase
                     Price . . . . . . . . . . . . . . . . . . . . . . . 123
      Section 14.5   Securities Purchased in Part  . . . . . . . . . . . 123
      Section 14.6   Covenant to Comply with Securities Laws upon
                     Purchase of Securities  . . . . . . . . . . . . . . 124
      Section 14.7   Repayment to the Company  . . . . . . . . . . . . . 124

                                 ARTICLE XV
 SPECIAL TAX EVENT CONVERSION  . . . . . . . . . . . . . . . . . . . . . 124
      Section 15.1   Optional Conversion to Semiannual Coupon
                     Debenture Upon Tax Event  . . . . . . . . . . . . . 124

                                ARTICLE XVI
 SECURITY GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . 125
      Section 16.1   Security Guaranty . . . . . . . . . . . . . . . . . 125
      Section 16.2   Severability. . . . . . . . . . . . . . . . . . . . 127
      Section 16.3   Subordination of Security Guarantee . . . . . . . . 127
      Section 16.4   Limitation of Subsidiary Guarantors' Liability  . . 128
      Section 16.5   Subrogation . . . . . . . . . . . . . . . . . . . . 128
      Section 16.6   Reinstatement . . . . . . . . . . . . . . . . . . . 128
      Section 16.7   Release of the Subsidiary Guarantor . . . . . . . . 128
      Section 16.8   Benefits Acknowledged . . . . . . . . . . . . . . . 129





           INDENTURE, dated as of June 18, 1999, among AnnTaylor Stores Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), AnnTaylor, Inc., a wholly owned corporation of the Company duly organized and existing under the laws of the State of Delaware (herein called the "Subsidiary Guarantor") and The Bank of New York, a New York banking corporation (herein called the "Trustee").

                          RECITALS OF THE COMPANY

           WHEREAS, the Company has duly authorized the creation of an issue of its Securities of substantially the tenor and amount hereinafter set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Convertible Subordinated Debentures due 2019 (herein called the "Securities") by the Company and the Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide the Security Guarantee;

           WHEREAS, the Company, pursuant to the Purchase Agreement (the "Purchase Agreement") dated June 14, 1999, among the Company, the Subsidiary Guarantor and the Initial Purchasers named therein, will issue and sell up to $180,975,000 aggregate principal amount (or $199,072,500 if the overallotment option is exercised) of its Securities;

           WHEREAS, the Subsidiary Guarantor is guaranteeing the payment of distributions on the Securities and payment of the Redemption Price with respect to the Securities to the extent provided herein (the "Security Guarantee");

           WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantor, in accordance with their and its terms, have been done.

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                 ARTICLE I
           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

           Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture; and

                (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

           Certain terms used in Article XIV have the meanings specified therein.

           "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent Members" has the meaning specified in Section 3.5.

           "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

           "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

           "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a Committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" means a day on which banking institutions are open for business and carrying out transactions in Dollars at the relevant place of payment.

           "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

           "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Article Thirteen, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

           "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

           "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board and/or its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

           "Conversion Agent" shall have the meaning set forth in Section
 2.3(4).

           "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is 101 Barclay Street, Floor 21W, New York, New York 10286,
 Attention: Corporate Trust Trustee Administration.

           "Corporation" means a corporation, association, company (including, without limitation, a limited liability company), joint-stock company or business trust.

           "Credit Facility" means the credit agreement dated as of June 30, 1998 among Ann Taylor, the lenders party thereto (the "Lenders"), BancAmerica Robertson Stephens, as arranger, Bank of America National Trust and Savings Association ("Bank of America"), as administrative agent, Citicorp USA and First Union Capital Markets, as syndication agents, and Bank of America, Citibank, N.A. and First Union National Bank, as Issuing Banks, as such agreement may be amended, supplemented or modified from time to time.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Defaulted Interest" has the meaning specified in Section 3.7.

           "Definitive Security" means a certificated Security bearing the restricted securities legend set forth in Section 2.2 and which is held by an Institutional Accredited Investor in accordance with Section 2.1(b).

           "Depositary" means, with respect to the Securities issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.5.

           "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

           "DTC" has the meaning specified in Section 2.2.

           "Event of Default" has the meaning specified in Section 5.1.

           "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

           "Financing Entity" has the meaning specified in the definition of the term "Senior Indebtedness".

           "Global Security" has the meaning specified in Section 2.1.

           "Guarantor Senior Indebtedness" means in respect of the Subsidiary Guarantor, whether now or hereafter incurred: (i) the principal, premium, if any, interest and all other amounts owed in respect of (A) indebtedness of such obligor for money borrowed (including without limitation the Credit Facility) and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through
 (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) the Security Guarantee and any such indebtedness that is by its terms subordinated to or pari passu with the Security Guarantee and
 (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustee of such trust, partnership or other entity affiliated with the Subsidiary Guarantor that is, directly or indirectly, a financing vehicle of the Subsidiary Guarantor (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Security Guarantee.

           "Holder" means a Person in whose name a Security is registered in the Security Register.

           "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

           "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities, LLC.

           "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

           "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

           "Issue Date" means the date of first issuance of the Securities under this Indenture.

           "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

           "Liquidated Damages" shall mean liquidated damages paid to all holders of Registrable Securities (as defined in that certain Registration Rights Agreement, dated June 18, 1999, between the Company, the Subsidiary Guarantor and the Initial Purchasers (the "Registration Rights Agreement")) in accordance with and pursuant to the provisions of Section 2(e) of the Registration Rights Agreement.

           "Market Price" means the average of the Sale Price of the Common Stock for the five Trading Day period ending on and including the third Trading Day immediately prior to but not including, the applicable Purchase Date, appropriately adjusted to take into account the actual occurrence, during the seven Trading Days preceding but not including such Purchase Date (or other date in question for purposes of adjusting the Conversion Rate pursuant to Section 13.6), of any event described in
 Section 13.6; subject, however, to the conditions set forth in Sections
 13.10 and 13.11.

           "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the conversion or repurchase right or otherwise.

           "Nasdaq National Market" means the Nasdaq National Market operated by Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

           "Notice of Default" means a written notice of the kind specified in Section 5.1(3) or 5.1(7).

           "Officers' Certificate" means a certificate signed by any of the Chairman of the Board and/or its Chief Executive Officer, the President or a Vice President, and by any of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

           "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Company.

           "Original Issue Discount" of any Security means the difference, if any, between the Issue Price and the Principal Amount of such Security as set forth on the face of such Security.

           "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

                (iii) Securities which have been paid pursuant to Section
      3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                (iv) Securities which have been converted pursuant to
      Article XIII;

 provided, however, that in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

           "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

           "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

           "Principal Amount" of a Security means the Principal Amount at Stated Maturity as set forth on the face of the Security; provided, however, that if the Securities have been converted to a semiannual coupon debenture following a Tax Event, references to "Principal Amount" shall be to "Restated Principal Amount," as the context requires.

           "Purchase Notice" has the meaning specified in Section 14.2.

            "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A.

           "Redemption Date"; when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

           "Redemption Price", when used with respect to any Security to be redeemed in whole or in part, means the price at which it is to be redeemed as set forth in the Securities.

           "Registration Rights Agreement" has the meaning specified in the definition of "Liquidated Damages".

           "Regular Record Date" for the interest payable on any Interest Payment Date means the close of business on June 3 or December 3 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

           "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

           "Restated Principal Amount" shall have the meaning set forth in
 Section 15.1 hereof.

           "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Section
 2.2 of this Indenture.

           "Rule 144A" has the meaning specified in Section 2.1.

           "Rule 144A Information" has the meaning specified in Section 10.7.

           "Sale Price" on any Trading Day means the closing per share sale price for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and the average ask prices) on such Trading Day as reported by the New York Stock Exchange or, if the Common Stock is not then listed thereon, such other national or regional securities exchange upon which the Common Stock is listed on such Trading Day, as reported in composite transactions for such exchange. If the Common Stock is not listed on the New York Stock Exchange or a United States national or regional stock exchange or quoted on the Nasdaq National Market, the Company shall be entitled to determine the "Sale Price" on the basis of such quotation as it deems, in good faith, to be appropriate.

           "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture and "Security" means one of such Securities.

           "Securities Act" means the Securities Act of 1933 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

           "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

           "Senior Indebtedness" means in respect of the Company, whether now or hereafter incurred: (i) the principal, premium, if any, interest and all other amounts owed in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor,
 (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise (including without limitation the guarantee by the Company of the Subsidiary Guarantor's obligations under the Credit Facility), and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Securities.

           "Share Certificate" means a certificate evidencing ownership of shares of Common Stock.

           "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

           "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

           "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

           "Security Guarantee" has the meaning set forth in the recitals hereto.

           "Surrendered Securities" has the meaning specified in Section 2.6.

           "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after June 18, 1999, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June 18, 1999, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

           "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

           "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed and the rules and regulations thereunder; provided, however, that in the event the Trust Indenture Act of 1939 or such rules and regulations are amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 and such rules and regulations as so amended.

           "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

           "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

           "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

           "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

           "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions of such Person), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

           Section 1.2    Compliance Certificates and Opinions.

           Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

           Every certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

           Section 1.3    Form of Documents Delivered to Trustee.

           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an officer of the Company or the Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           Section 1.4    Acts of Holders; Record Dates.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.3) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

           (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

           (d) The ownership of Securities shall be proved by the Security Register.

           (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

           (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

           Section 1.5 Notices, Etc. to Trustee, the Company and the Subsidiary Guarantor.

           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                (1) the Trustee by any Holder or by the Company or the Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or

                (2) the Company or the Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Subsidiary Guarantor addressed to it at the address of its principal office at AnnTaylor Stores Corporation, 142 West 57th Street, New York, NY 10019, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantor.

           Section 1.6    Notice to Holders; Waiver.

           Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

           Section 1.7    Conflict with Trust Indenture Act.

           If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

           Section 1.8    Effect of Headings and Table of Contents.

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           Section 1.9    Successors and Assigns.

           All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not.

           Section 1.10   Separability Clause.

           In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 1.11   Benefits of Indenture.

           Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of the Guarantor Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

           Section 1.12   Governing Law.

           THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

           Section 1.13   Legal Holidays.

           In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion, provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                 ARTICLE II
                               SECURITY FORMS

           Section 2.1 Forms Generally. The Securities and the Trustee's certificate of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

           The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

           In certain cases described elsewhere herein, the legends set forth in the second through sixth paragraphs of Section 2.2 may be omitted from Securities issued hereunder.

           (a) Rule 144A Securities. Securities offered and sold in reliance on Rule 144A ("Rule 144A") under the Securities Act and to subsequent transferees, directly or indirectly, of such Securities shall be issued in fully registered book-entry form in one or more Global Securities (each a "Global Security"), without interest coupons, substantially in the form of Security set forth in Sections 2.2 and 2.3, with such applicable legends as are provided for in Section 2.2, except as otherwise permitted herein. Such Global Securities shall be registered in the name of a nominee of the Depositary and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased, as appropriate, by adjustments made on the records of the Trustee, as custodian for the Depositary, in consequence of the issue of Definitive Securities, as hereinafter provided, or to reflect redemptions, repurchases and conversions.

           (b) Definitive Securities. Except as provided in this Section
 2.1 or Section 3.5, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Securities who are Institutional Accredited Investors and are not Qualified Institutional Buyers will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a Qualified Institutional Buyer, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 3.5.

           Section 2.2 Form of Face of Security. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $447.44, THE ISSUE DATE IS JUNE 18, 1999, AND THE YIELD TO STATED MATURITY IS 3.75% PER ANNUM (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).

           [INCLUDE UNLESS PURSUANT TO SECTION 3.5(d) OF THE INDENTURE, THE COMPANY DETERMINES THAT THE FOLLOWING LEGEND MAY BE REMOVED -- THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

           THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY AND THE COMMON STOCK
 ISSUABLE UPON THE CONVERSION THEREOF, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY
 PREDECESSOR OR SUCCESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR
 RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE
 SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER
 IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL
 "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3)
 OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY
 FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL
 "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR
 FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
 ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR
 TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN
 OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO
 THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER
 IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED
 UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

           [INCLUDE IF SECURITY IS A GLOBAL SECURITY DEPOSITED WITH DTC -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE THREE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

           [INCLUDE IF SECURITY IS A DEFINITIVE SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR--IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                        AnnTaylor Stores Corporation

               Convertible Subordinated Debentures Due 2019

 No. ____                                Principal Amount:
                                         $____________
                                         Cusip No. _______
                                         Issue Date:  June 18, 1999

 Issue Price:  $______
 (for each $1,000 Principal Amount
 at Stated Maturity)
 Original Issue Discount:  $______
 (for each $1,000 Principal Amount
 at Stated Maturity)

           AnnTaylor Stores Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ___________ Dollars [if this Security is a Global Security, then insert --(which Principal Amount may from time to time be increased or decreased to such other Principal Amounts (which, taken together with the Principal Amounts of all other Outstanding Securities, shall not exceed $________ in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on June 18, 2019, and to pay cash interest thereon as specified on the other side of this Security.

           Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


 Dated: _____________________


                          ANNTAYLOR STORES CORPORATION



                          By: ___________________________
                              Name:
                              Title:

 [Seal]

 Attest:

 ---------------------------------------
 Name:
 Title:


           Section 2.3    Form of Reverse of Security.

                (1) Cash Interest; Original Issue Discount. The Company promises to pay interest in cash on the Principal Amount of this Security at the rate per annum of 0.55%. The Company will pay cash interest semiannually on June 18, and December 18 of each year (each an "Interest Payment Date") to holders of record at the close of business on each June 3 or December 3 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal, or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article XIII of the Indenture are not delivered when due, at the rate borne by the Securities plus 1% per annum, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

           Original Issue Discount shall accrue on this Security as set forth below so long as this Security remains outstanding, calculated on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security. As of any date (the "Specified Date"), the amount of Original Issue Discount accrued on this Security per $1,000 Principal Amount shall be:

                (i) If the Specified Date occurs on one of the Interest Payment Dates set forth below, the amount of accumulated Original Issue Discount will equal the amount set forth below for such Interest Payment Date:

                    Accretion of Original Issue
                       Discount (per $1,000         Accreted Amount (per $1,000
       Date              Principal Amount)               Principal Amount)
-----------------   ---------------------------     ---------------------------
 December 18, 1999            7.61                           560.17
 June 18, 2000               15.37                           567.93
 December 18, 2000           23.26                           575.82
 June 18, 2001               31.31                           583.87
 December 18, 2001           39.51                           592.07
 June 18, 2002               47.86                           600.42
 December 18, 2002           56.37                           608.93
 June 18, 2003               65.03                           617.59
 December 18, 2003           73.86                           626.42
 June 18, 2004               82.86                           635.42
 December 18, 2004           92.02                           644.58
 June 18, 2005              101.36                           653.92
 December 18, 2005          110.87                           663.43
 June 18, 2006              120.56                           673.12
 December 18, 2006          130.43                           682.99
 June 18, 2007              140.49                           693.05
 December 18, 2007          150.73                           703.29
 June 18, 2008              161.17                           713.73
 December 18, 2008          171.80                           724.36
 June 18, 2009              182.63                           735.19
 December 18, 2009          193.67                           746.23
 June 18, 2010              204.91                           757.47
 December 18, 2010          216.36                           768.92
 June 18, 2011              228.03                           780.59
 December 18, 2011          239.92                           792.48
 June 18, 2012              252.02                           804.59
 December 18, 2012          264.36                           816.92
 June 18, 2013              276.93                           829.49
 December 18, 2013          289.73                           842.29
 June 18, 2014              302.77                           855.33
 December 18, 2014          316.06                           868.62
 June 18, 2015              329.60                           882.16
 December 18, 2015          343.39                           895.95
 June 18, 2016              357.44                           910.00
 December 18, 2016          371.75                           924.31
 June 18, 2017              386.33                           938.89
 December 18, 2017          401.19                           953.75
 June 18, 2018              416.32                           968.88
 December 18, 2018          431.73                           984.29
 At Stated Maturity         447.44                        $1,000.00


                (ii) if the Specified Date occurs before the first Interest Payment Date, the amount of accrued Original Issue Discount will equal an amount equal to the amount of accrued Original Issue Discount for the first Interest Payment Date multiplied by a fraction, the numerator of which is the number of days elapsed from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first Interest Payment Date, using a 360-day year of twelve 30- day months;

                (iii) if the Specified Date occurs between two Interest Payment Dates, the amount of accrued Original Issue Discount will equal the sum of (A) the amount of accrued Original Issue Discount set forth in paragraph (i) for the Interest Payment Date immediately preceding such Specified Date and (B) an amount equal to the product of (1) the amount of accrued Original Issue Discount for the immediately following Interest Payment Date less the amount of accrued Original Issue Discount for the immediately preceding Interest Payment Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Interest Payment Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

                (iv) if the Specified Date occurs after the Stated Maturity of this Security, the amount of accrued Original Issue Discount will equal the amount of accrued Original Issue Discount as of such Stated Maturity.

                (2) Special Tax Event Conversion. From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at 3.5% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described in this paragraph, whichever is later (such date hereunder referred to as the "Option Exercise Date"), and shall be payable semiannually on each Interest Payment Date to holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. In the event the Company exercises such option upon a Tax Event, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                (3) Method of Payment. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and interest payable in cash on this Security, and in respect of Redemption Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

                (4) Paying Agent; Registrar; Conversion Agent. Initially, The Bank of New York (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent (the "Conversion Agent"). The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or Affiliates incorporated in the United States may act as Paying Agent, Registrar or co-registrar or Conversion Agent.

                (5) Indenture. The Company issued the Securities under an Indenture dated as of June 18, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

           The Securities are unsecured subordinated obligations of the Company limited to the aggregate Principal Amount specified in Section 3.1 of the Indenture.

                (6) Redemption at the Option of the Company. No sinking fund is provided for this Security. On and after June 18, 2004, this Security is redeemable for cash as a whole, or from time to time in part, at any time at the option of the Company at the prices set forth below (each a "Redemption Price") (equal to its Issue Price plus accrued Original Issue Discount, together with accrued and unpaid cash interest, to the Redemption Date).

           The table below shows Redemption Prices of a Security per $1,000 Principal Amount at maturity on June 18, 2004, at each June 18 thereafter prior to maturity, and at maturity on June 18, 2019, which prices reflect the accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to, but excluding, the Redemption Date, calculated as set forth under paragraph 1(iii) (except that the reference therein to "180" shall instead be deemed to refer to "360" for purposes of this paragraph).

                                            (2)          (3) Redemption
                          (1)        Accrued Original          Price
 Redemption Date      Issue Price     Issue Discount         (1) + (2)
 ---------------      -----------    ----------------    --------------
 June 18, 2004          $552.56          $82.86             $635.42
 June 18, 2005           552.56          101.36              653.92
 June 18, 2006           552.56          120.56              673.12
 June 18, 2007           552.56          140.49              693.05
 June 18, 2008           552.56          161.17              713.73
 June 18, 2009           552.56          182.63              735.19
 June 18, 2010           552.56          204.91              757.47
 June 18, 2011           552.56          228.03              780.59
 June 18, 2012           552.56          252.02              804.59
 June 18, 2013           552.56          276.93              829.49
 June 18, 2014           552.56          302.77              855.33
 June 18, 2015           552.56          329.60              882.16
 June 18, 2016           552.56          357.44              910.00
 June 18, 2017           552.56          386.33              938.89
 June 18, 2018           552.56          416.32              968.88
 At Stated Maturity      552.56          447.44            1,000.00

 Notwithstanding the foregoing, if converted to a semiannual coupon debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to, but excluding, the Redemption Date; provided, however, that in no event may this Security be redeemed prior to June 18, 2004.

                (7) Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof which are in an integral multiple of $1,000 in Principal Amount) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date cash interest and Original Issue Discount shall cease to accrue on such Securities or portions thereof.

                (8) Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, this Security on the following Purchase Dates at the following Put Prices per $1,000 in Principal Amount (equal to the Issue Price plus accrued Original Issue Discount to such Purchase Date), plus accrued and unpaid cash interest to the Purchase Date, upon delivery by the Holder of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of this Security to the Paying Agent by the Holders as set forth in the Indenture. Such Put Prices may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or in any combination thereof.

 Purchase Date                                 Put Price
--------------------------------           --------------------------
 June 18, 2004 . . . . . . . .                     $635.42
 June 18, 2009 . . . . . . . .                     $735.19
 June 18, 2014 . . . . . . . .                     $855.33

           Notwithstanding anything herein to the contrary, if prior to the Purchase Date this Security has been converted to a semiannual coupon debenture following the occurrence of a Tax Event, the Put Price will be equal to the Restated Principal Amount plus accrued and unpaid cash interest from the date of conversion to, but excluding, the Purchase Date.

           At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase this Security held by such Holder 30 Business Days after the occurrence of a Change in Control for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest to the Change in Control Purchase Date, which shall be paid in cash.

           The Holder has the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent prior to the close of business on the Purchase Date a written notice of withdrawal in accordance with the provisions of the Indenture.

           If cash (or, if applicable, shares of Common Stock) sufficient to pay the Put Price or Change in Control Purchase Price, as the case may be, of all Securities (or any portion thereof which is in an integral multiple of $1,000 in Principal Amount) to be purchased prior to or on the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Change in Control Purchase Date, as the case may be, this Security shall cease to be outstanding and cash interest and Original Issue Discount shall cease to accrue on this Security (or such portions thereof) and will be deemed paid, whether or not this Security is delivered to the Paying Agent, immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder shall have no other rights as such (other than the right to receive the Put Price or Change in Control Purchase Price, as the case may be, upon surrender of this Security or portion hereof).

                (9) Conversion Rights. At the option of the Holder and subject to the terms and conditions of the Indenture, this Security (or any portion hereof which is an integral multiple of $1,000 in Principal Amount) may be surrendered for conversion into shares of Common Stock at an initial conversion rate (the "Conversion Rate") of 12.078 shares of Common Stock per $1,000 Principal Amount of this Security. The Conversion Rate is subject to adjustment as provided in Article XIII of the Indenture. The right to surrender this Security for conversion pursuant to
 Article XIII of the Indenture shall terminate on the close of business on June 18, 2019, or, if this Security or any portion hereof shall be called for redemption pursuant to the terms hereof, then in respect of any portion so called for redemption, at the close of business on the Redemption Date (unless in the case of any such redemption the Company shall default in the payment due upon the redemption hereof).

           Except as otherwise expressly provided in the Indenture, no payment or adjustment shall be made on account of any dividends or distributions on Common Stock delivered upon such conversion. The Conversion Rate will not be adjusted at any time during the term of this Security for accrued Original Issue Discount or cash interest. Upon conversion of this Security, that portion of accrued Original Issue Discount or (except as provided below) accrued and unpaid cash interest thereon attributable to the period from the Issue Date through the Conversion Date with respect to this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment in lieu of fractional interests therein) in exchange for this Security; and the fair market value of such Common Stock (together with any cash payment for fractional shares), if any, shall be treated as delivered or paid, to the extent thereof, first in exchange for accrued Original Issue Discount and accrued and unpaid cash interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any cash payment for fractional shares) shall be treated as delivered or paid in exchange for the Issue Price of this Security, to the extent of such Issue Price. Notwithstanding the foregoing, accrued but unpaid cash interest will be payable upon conversion of this Security if such conversion is made concurrently with or after acceleration of the indebtedness represented by this Security following an Event of Default.

           No fractional shares of Common Stock shall be delivered upon exchanges but the Conversion Agent on behalf of the Company shall make a cash payment in lieu thereof equal to the product of such fractional share and the Sale Price on the Trading Day immediately preceding the Conversion Date.

           To convert this Security the Holder must (1) complete and manually sign the conversion notice hereon (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (initially the Trustee) or, if applicable, complete and deliver to The Depository Trust Company ("DTC") the appropriate instruction form for conversion pursuant to DTC's book entry conversion program, (2) surrender (or arrange for book-entry delivery of) this Security to the Conversion Agent (which is not necessary in the case of conversion pursuant to DTC's book entry conversion program), (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax if required.

           Book entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in DTC; conversion through DTC's book entry conversion program is available for any security that is held in an account maintained at DTC by any such Participant. A conversion shall be deemed to have been effected at the close of business on the date all such requirements have been satisfied (the "Conversion Date"). A Holder may convert a portion of this Security only if the portion is $1,000 Principal Amount or an integral multiple of $1,000.

           In the event the Company exercises its option pursuant to
 Section 15.1 of the Indenture to have interest in lieu of Original Issue Discount accrue on this Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

           Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

                (10) Arrangement on Call for Redemption. Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price plus accrued and unpaid cash interest to the Redemption Date, by one or more third parties who may agree with the Company to purchase such Securities from the Holders, to exchange them for Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

                (11) Subordination. The Securities are subordinated to Senior Indebtedness of the Company and the Security Guarantee is subordinated to Guarantor Senior Indebtedness of the Subsidiary Guarantor. To the extent provided in the Indenture, Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Subsidiary Guarantor must be paid before the Securities may be paid. The Company and each Holder of Securities, by accepting a Security, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

           (12) Denominations; Transfer; Exchange. The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000 in excess thereof. The Holder may transfer or exchange this Security in accordance with the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                (13) Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

                (14) Unclaimed Money for Securities. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to this Security that remain unclaimed for two years. After return to the Company, the Holder must look solely to the Company for payment.

                (15) Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time Outstanding and
 (ii) certain Defaults may be waived with the written consent of the Holders of a majority in the aggregate Principal Amount of the Securities at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantor and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect, or inconsistency, or to comply with
 Article VIII or Section 13.7 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA or to add to the covenants or obligations of the Company or the Subsidiary Guarantor under the Indenture or surrender any right, power or option conferred by the Indenture on the Company or the Subsidiary Guarantor.

           (16) Defaults and Remedies. Under the Indenture, Events of Default include, among other things (i) default by the Company or the Subsidiary Guarantor in (A) payment of the Principal Amount (or, if the Securities have been converted to semiannual coupon debentures following a Tax Event, the Restated Principal Amount), Issue Price, accrued Original Issue Discount, the Redemption Price, the Put Price or the Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, (B) cash interest when due (if such default in payment of any such interest shall continue for 31 days) or (C) the delivery of shares of Common Stock (including cash in lieu of fractional shares of Common Stock) in accordance with the terms of the Indenture when such are required to be delivered upon conversion of a Security (if such default shall continue for 10 days); (ii) failure by the Company or the Subsidiary Guarantor to comply with any other agreements in the Indenture or the Securities upon the receipt by the Company or the Subsidiary Guarantor of notice of such default from the Trustee or Holders of not less than 25% in aggregate Principal Amount of the Securities then Outstanding and the Company's or the Subsidiary Guarantor's failure to cure such default within 90 days after receipt by the Company or the Subsidiary Guarantor of such notice; (iii) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or the Subsidiary Guarantor having an aggregate outstanding principal amount of in excess of $15,000,000, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled within 20 days after receipt of notice thereof by the Company or the Subsidiary Guarantor from the Trustee or the Company, the Subsidiary Guarantor and the Trustee from the Holders of not less than 25% in aggregate Principal Amount of the Securities then Outstanding (unless such default has been cured or waived); (iv) the Security Guarantee ceases to be, or shall be asserted in writing by the Subsidiary Guarantor, or any person acting on behalf of the Subsidiary Guarantor, not to be in full force and effect (other than by reason of termination of the Indenture or the release of the Subsidiary Guarantor in accordance with the Indenture); and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time Outstanding, may by notice to the Company declare the Issue Price of, plus accrued Original Issue Discount and accrued and unpaid cash interest through the date of such declaration on, all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest through the occurrence of such Event of Default on the Securities becoming due and payable immediately upon the occurrence of such Event of Default.

           Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withheld from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it in good faith determines that withholding notice is in their interests.

                (17) Registration Rights Agreement. The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of June 18, 1999, among the Company, the Subsidiary Guarantor and the Initial Purchasers.

                (18) Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates with the same rights it would have if it were not Trustee.

                (19) Security Guarantee. The Company's obligations under the Securities are fully and unconditionally guaranteed by the Subsidiary Guarantor as and to the extent set forth in Article XVI of the Indenture.

                (20) No Recourse Against Others. A director, officer, employee, agent or stockholder, as such, of the Company or the Subsidiary Guarantor shall not have any liability for any obligations of the Company or the Subsidiary Guarantor under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                (21) Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

                (22) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (-tenants in common), TEN ENT (-tenants by the entireties), JT TEN (-joint tenants with right of survivorship and not as tenants in common), CUST (-custodian), and U/G/M/A (-Uniform Gift to Minors Act).

                (23) Governing Law. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           Section 2.4 Form of Trustee's Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

 Dated:  _______________       The Bank of New York, as Trustee


                               By: __________________________________
                                        Authorized Signatory

           Section 2.5 Form of Conversion Notice.

                             CONVERSION NOTICE

 To:  AnnTaylor Stores Corporation

           The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 Principal Amount or an integral multiple thereof), below designated into shares of Common Stock (in the form of a Share Certificate) in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Security representing any unconverted Principal Amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

 DATE: _______________


                           ----------------------------------
                           Signature(s)

                           (If a corporation, partnership or fiduciary, the title of the Person signing must be stated.)


 Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.



 ------------------------------------
 Signature Guarantee

 Fill in for registration of shares if they are to be delivered, or unconverted Securities if they are to be issued, other than to and in the name of the registered holder:


 ------------------------------------
 (Name)


 ------------------------------------
 (Street Address)


 ------------------------------------
 (City, State and zip code)

 (Please print name and address)

 Register: __ Common Stock

           __ Securities

 (Check appropriate line(s))

                      Principal Amount to be converted
                            (if less than all):
                                 $_____,000



                       ----------------------------------
                       Social Security or other Taxpayer
                       Identification Number of owner

       Section 2.6Form of Certification.

                            TRANSFER CERTIFICATE

       In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $________ Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

       [_]The transfer of the Surrendered Securities complies with Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

       [_]The transfer of the Surrendered Securities complies with Rule
           144A  under the Securities Act; or

       [_]The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or
           (7) of Regulation D under the Securities Act; or

       [_]The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act.

 and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

       [_]The transferee is an Affiliate of the Company.


 DATE: ___________________


                       -------------------------------
                       Signature(s)

                       (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

       Section 2.7  Form of Option of Holder to Elect Purchase.

                     OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Security purchased by the Company pursuant to Section 14.1 or Section 14.2 of the Indenture, check the appropriate box:

       Section 14.1   [_]

       Section 14.2   [_]

       If you want to elect to have only part of this Security purchased by the Company pursuant to Section 14.1 or Section 14.2 of the Indenture, state the amount you elect to have purchased:


 $------------------------


 Dated:  _________________________


                       Signature:  _______________________________

 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

 Signature Guarantee:  ______________________

 Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

       Section 2.8Form of Assignment.

       For value received ______________ hereby sell(s), assign(s) and transfer(s) unto _______ (Please insert social security or Taxpayer Identification number of assignee) the within Security, and hereby irrevocably constitutes and appoints ___________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

 Dated:  _____________

 Signature(s)

 Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

 Signature Guarantee:  __________________


                                ARTICLE III
                               THE SECURITIES

       Section 3.1 Title and Terms. The aggregate Principal Amount of Securities which may be authenticated and delivered for original issue under this Indenture is $180,975,000 upon a Company Order without any further action by the Company (except for Securities authenticated and delivered for exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.5, 11.6, 13.2 or 14.5); provided, however, that if the Company sells any Securities pursuant to the over-allotment option granted pursuant to the Purchase Agreement among the Company, the Subsidiary Guarantor and the Initial Purchasers dated June 14, 1999, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $180,975,000 plus up to $18,097,500 aggregate Principal Amount upon receipt by the Trustee of a Company Order, except as aforesaid.

       The Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of Put Price, Liquidated Damages, change in Control Purchase Price and cash interest on the Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose; provided, however, that upon application by the Holder to the Security Registrar not later than the June 3 or December 3 immediately preceding the relevant Interest Payment Date, such Holder may receive payment by wire transfer to a U.S. Dollar account (such transfers to be made only to Holders of an aggregate Principal Amount in excess of U.S. $5,000,000 in Principal Amount) maintained by the payee with a bank in the United States upon compliance with the reasonable regulations of the Trustee.

       The Securities shall be redeemable by the Company as provided in
 Article XI.

       The Securities shall be subordinated in right of payment to the prior payment in full of Senior Indebtedness as provided in Article XII.

       The Securities shall be convertible as provided in Article XIII.

       The Securities shall be subject to purchase by the Company at the option of the Holder as provided in Article XIV.

       Section 3.2 Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in Principal Amount and any integral multiple thereof.

       Section 3.3 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by any of its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Treasurer or one of its Assistant Treasurers or Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

       Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

       At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise. In connection with any Company Order for authentication, an Officers' Certificate and Opinion of Counsel pursuant to Section 1.2 shall be required.

       No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

       Each security shall be dated the date of its authentication.

       Section 3.4 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

       If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
 Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

       Section 3.5 Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges thereof. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges thereof as herein provided. Upon surrender for registration of transfer or exchange of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, accompanied by a written instrument of transfer or exchange in the form provided by the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees (in the case of a transfer) or to the Holder (in the case of an exchange), one or more new Securities, of any authorized denominations and of a like aggregate Principal Amount and tenor bearing such restrictive legends as may be required by this Indenture.

       (b) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 3.5(b)(i), (B) transfer of a beneficial interest in a Global Security for a Definitive Security shall comply with Section 3.5(b)(ii) below, and (C) transfers of a Definitive Security shall comply with Section 3.5(b)(iii) and (iv) below.

           (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this
      Section 3.5(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 3.5(b).

           (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Definitive Security. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a notice of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Definitive Security in the form satisfactory to the Trustee, together with:

                (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Section 2.6, that such beneficial interest in the Global Security is being transferred to an Institutional Accredited Investor in accordance with Sections 501(a)(1), (2), (3) or (7) of the Securities Act; and

                (B) written instructions to the Trustee to make, or direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Securities Registrar to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Definitive Security to be issued, shall issue such Definitive Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Definitive Security so issued.

           (iii) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Security Registrar with a request:

       (x) to register the transfer of such Definitive Securities; or

       (y) to exchange such Definitive Securities for an equal Principal Amount of Definitive Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met;

      provided, however, that the Definitive Securities surrendered for transfer or exchange:

                (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (ii) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                   (A) if such Definitive Securities are being delivered to
                the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth in Section 2.6); or

                   (B) if such Definitive Securities are being transferred
                to the Company, a certification to that effect; or

                   (C) if such Definitive Securities are being transferred
                pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth in Section 2.6) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.2.

           (iv) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A; and

                (ii) written instructions directing the Trustee to make, or to direct the Securities Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Registrar to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Definitive Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate Principal Amount.

        (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the legend set forth in the first paragraph of Section 2.2. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Section 2.6, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

        (d) The restrictions imposed by the legend set forth in the first paragraph of Section 2.2 upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this
 Section 3.5 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legend set forth in the first paragraph of Section 2.2. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

        (e) As used in the preceding two paragraphs of this Section 3.5, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

        (f) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 11.6, 13.2 or 14.1 not involving any transfer.

        (g) The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of or exchange any Securities in respect of which a Purchase Notice or a Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture and such Securities (except, in the case of Securities to be purchased in part, the portion thereof not be purchased).

        (h) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

           (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 3.5(b)(ii) a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

           (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

           (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

           (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

           (5) Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

           (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or if there shall be delivered to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously Outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security.

        Upon the issuance, authentication and delivery by the Trustee of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued, authenticated and delivered by the Trustee pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Subsidiary Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 3.7 Payment of Cash Interest; Interest Rights Preserved. Cash interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for payment of such cash interest.

        If the Company shall be required by law to deduct any taxes from any sum of cash interest payable hereunder to a Holder, (i) the Company shall make such deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (ii) the amount of such deduction shall be treated for purposes hereof as a payment of cash interest.

        Any cash interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

           (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

           (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause
 (2), such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        In the case of any Security which is converted after any Regular Record Date and on or prior to the corresponding Interest Payment Date, cash interest on such Security whose Stated Maturity is on such Interest Payment Date shall be deemed to continue to accrue and shall be payable on such Interest Payment Date notwithstanding such conversion and notwithstanding that such Security may have been called for redemption on a Redemption Date within such period, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, cash interest whose Stated Maturity is after the date of conversion of such Security shall not be payable (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Stock received by the holders upon such conversion).

        Section 3.8 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantor or the Trustee nor any agent of the Company, the Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

        None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or from maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting on any such information provided by the Depositary.

        Section 3.9 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy the certificates representing such cancelled securities.

        Section 3.10 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 3.11 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the trustee of any change in the "CUSIP" numbers.


                                 ARTICLE IV
                         SATISFACTION AND DISCHARGE

        Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

           (1)  either

                (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and
      (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                (B all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or
      (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited irrevocably with the Trustee as trust cash or, if expressly permitted by the terms hereof, Common Stock or U.S. Government Obligations in trust for the benefit of Holders of Outstanding Securities in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the aggregate Issue Price thereof plus Original Issue Discount thereon (or, if the securities have been converted to a semi-annual coupon debenture following a Tax Event, the aggregate Restated Principal Amount), any interest due on overdue installments and interest to the date of such deposit (in the case of securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

           (4) no Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of
 Section 10.3 shall survive.

        Section 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the aggregate Issue Price thereof plus Original Issue Discount thereon (or, if the securities have been converted to a semi-annual coupon debenture following a Tax Event, the aggregate Restated Principal Amount), any interest due on overdue installments and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                                 ARTICLE V
                                  REMEDIES

        Section 5.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (1) default in the payment of any cash interest or Liquidated Damages, if any, upon any Security when it becomes due and payable, and continuance of such default for a period of 31 days; or

           (2) the Company or the Subsidiary Guarantor defaults in the payment of the Principal Amount (or, if the Securities have been converted to semiannual coupon debentures following a Tax Event, the Restated Principal Amount), Issue Price, accrued Original Issue Discount, Redemption Price, Put Price or Change in Control Purchase Price on any Security, when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by this Indenture;

           (3) the Company or the Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture and such failure continues for 90 days after receipt by the Company or the Guarantor of a Notice of Default;

           (4) the Company or the Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                (A) commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case or the commencement of any case against it;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                (D) makes a general assignment for the benefit of its creditors;

                (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

           (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or the Subsidiary Guarantor in an involuntary case, or adjudicates the Company insolvent or bankrupt;

                (B) appoints a Custodian of the Company or the Subsidiary Guarantor or for any substantial part of their respective properties; or

                (C) orders the winding up or liquidation of the Company or the Subsidiary Guarantor; and the order or decree remains unstayed and in effect for 60 days;

           (6) the Company or the Subsidiary Guarantor fails to deliver shares of Common Stock (including cash in lieu of fractional shares) when such Common Stock (and cash in lieu of fractional shares) is required to be delivered, upon conversion of a Security and such failure is not remedied for a period of 10 days; or

           (7) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or the Subsidiary Guarantor having an aggregate outstanding principal amount of in excess of $15,000,000, which default shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled within 20 days after receipt of notice thereof by the Company or the Subsidiary Guarantor from the Trustee or the Company, the Subsidiary Guarantor and the Trustee from the Holders of not less than 25% in aggregate Principal Amount of the Securities then Outstanding (unless such default has been cured or waived) specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

           (8) the Security Guarantee ceases to be, or shall be asserted in writing by the Subsidiary Guarantor, or any person acting on behalf of the Subsidiary Guarantor, not to be in full force and effect (other than by reason of termination of the Indenture or the release of the Subsidiary Guarantor in accordance with the Indenture).

        A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company or the Subsidiary Guarantor, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time Outstanding notify the Company, the Subsidiary Guarantor and the Trustee, of the Default and the Company or the Subsidiary Guarantor does not cure such Default within the time specified in clause (3) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Company shall deliver to the Trustee, within 90 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (3) or clause (7), its status and what action the Company or the Subsidiary Guarantor is taking or proposes to take with respect thereto.

        Section 5.2 Acceleration of Stated Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in Principal Amount of the Outstanding Securities may declare the Issue Price, accrued Original Issue Discount and accrued and unpaid cash interest (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration on all the Securities to be due and payable immediately, by a notice in writing to the Company or the Subsidiary Guarantor (and to the Trustee if given by Holders), and upon any such declaration such Issue Price, accrued Original Issue Discount and accrued and unpaid cash interest (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest) shall become immediately due and payable. If an Event of Default specified in Section 5.1(4) or 5.1(5) occurs, the Issue Price, accrued Original Issue Discount and accrued and unpaid cash interest (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration on all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in Principal Amount of the Outstanding Securities, by written notice to the Company, the Subsidiary Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

           (1) the Company or the Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                (A) the Issue Price, accrued Original Issue Discount and accrued and unpaid cash interest (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration on the Securities,

                (B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

           (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

 No such rescission shall affect any subsequent default or impair any right consequent thereon.

        Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. If

           (1) default is made in the payment of any cash interest on any Security when such interest becomes due and payable and such default continues for a period of 31 days, or

           (2) default is made in the payment of the Issue Price or accrued Original Issue Discount (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest), the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Subsidiary Guarantor for the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 5.4 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or the Subsidiary Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (1) to file and prove a claim for the whole amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

        Section 5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

        Section 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: Subject to Article XII to the payment of all amounts due the Trustee under Section 6.7;

        SECOND: Subject to Article XII to the payment of the amounts then due and unpaid for first, interest on, and, second, for principal of the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest and principal respectively; and

        THIRD:  The balance, if any, to the Company.

        Section 5.7 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

           (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

           (2) the Holders of not less than 25% in Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

           (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities to be incurred in compliance with such request;

           (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal Amount of the Outstanding Securities;

 it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

        Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Issue Price, accrued Original Issue Discount and accrued and unpaid cash interest (or if the Securities have been converted to a semiannual coupon debenture following a Tax Event, the Restated Principal Amount, plus accrued interest) (subject to Section 3.7) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date, Change in Control Repurchase Date or Repurchase Date, as the case may be) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired without the consent of such Holder.

        Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 5.12 Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

           (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

           (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except

           (1) an Event of Default described in Section 5.1(1) or 5.1(2), or

           (2) a Default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

           (3) a Default under Article XIII.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, including reasonable attorneys' fees and expenses, and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that this Section 5.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee and the Company or the Subsidiary Guarantor or in any suit for the enforcement of the right to convert any Security in accordance with Article XIII.

        Section 5.15 Waiver of Usury, Stay or Extension Laws. Each of the Company and the Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE VI
                                THE TRUSTEE

        Section 6.1 Certain Duties and Responsibilities.

        The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        Section 6.2 Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall give the Holders, in the manner provided in Section 1.6, notice of any default hereunder of which the Trustee shall be aware, unless such default shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a default in any payment on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or any Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        Section 6.3 Certain Rights of Trustee.  Subject to the provisions of
 Section 6.1:

        (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

        (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this indenture.

        (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

        (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        Section 6.4 Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

        Section 6.5 May Hold Securities.

        The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent.

        Section 6.6 Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

        Section 6.7 Compensation and Reimbursement.

      The Company agrees

           (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (3) to indemnify, the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense, including taxes other than taxes based upon, measured by or determined by the income of the Trustee, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

        The provisions of this Section shall survive the termination of this Indenture.

        Section 6.8 Disqualification: Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        Section 6.9 Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 6.10 Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of a majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

        (d) If at any time:

           (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

           (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company by Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 6.11   Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 6.12  Merger, Conversion, Consolidation or Succession to
 Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        Section 6.13   Preferential Collection of Claims Against Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                ARTICLE VII
              Holders' Lists and Reports by Trustee and Company

        Section 7.1  Company to Furnish Trustee Names and Addresses of
 Holders.

        The Company will furnish or cause to be furnished to the Trustee

        (a) semiannually, not later than five Business Days immediately preceding each Interest Payment Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the immediately preceding Regular Record Date, and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

 excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

        Section 7.2 Preservation of Information; Communications to Holders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

        (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

        Section 7.3 Reports by Trustee.

        (a) Within 60 days after May 15 of each year, commencing May 15, 2000, the Trustee shall transmit by mail to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

        (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

        (c) The Trustee shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information required by the Internal Revenue Code of 1986, as amended (the "Code"), containing such information with regard to the Securities held by each Holder as is required the Code and the Treasury Regulations thereunder, including, without limitation, Form 1099-OID or any successor form.

        Section 7.4 Reports by Company.

        The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers, Certificates). The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.


                                ARTICLE VIII
            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 8.1 Company and Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms. Neither the Company nor the Subsidiary Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither the Company or the Subsidiary Guarantor shall permit any Person to consolidate with or merge into the Company or the Subsidiary Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Company or the Subsidiary Guarantor, unless:

           (1) in case the Company or the Subsidiary Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or the Subsidiary Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company or the Subsidiary Guarantor substantially as an entirety shall be a Person (other than an individual) organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company or the Subsidiary Guarantor to be performed or observed and shall have provided for conversion rights in accordance with Section 13.7;

           (2) immediately after giving effect to such transaction, no Event of Default (as defined in Article V), and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

           (3) the Company or the Subsidiary Guarantor, as the case may be, has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and if a supplemental indenture is required that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or the Subsidiary Guarantor, as the case may be, in accordance with its terms.

        Section 8.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company or the Subsidiary Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
 Section 8.1, the successor Person formed by such consolidation or into which the Company or the Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Subsidiary Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                 ARTICLE IX
                                 AMENDMENTS

        Section 9.1 Without Consent of Holders. The Company, the Subsidiary Guarantor and the Trustee may amend this Indenture or the Securities without the consent of any Holder of Securities:

           (1) to cure any ambiguity, omission, defect or inconsistency or to make any other provision with respect to matters or questions arising under the Indenture or the Securities; provided, however, that such amendment does not materially adversely affect the rights of any Holder;

           (2) to comply with Article VIII or Section 13.7;

           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

           (4) to make any change that does not adversely affect the rights of any Holder;

           (5) to make any change to comply with the TIA or any amendment of the TIA, or any requirement by the Commission in connection with the qualification of this Indenture under the TIA or any amendment thereof; or

           (6) to add to the covenants or obligations of the Company or the Subsidiary Guarantor hereunder, for the benefit of the Holders, or to surrender any right, power or option herein conferred upon the Company or the Subsidiary Guarantor.

        Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time Outstanding, the Company, the Subsidiary Guarantor and the Trustee may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Securities may not:

           (1) reduce the Principal Amount or Restated Principal Amount of Securities whose Holders must consent to an amendment;

           (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of cash interest referred to in paragraph 1 of the Securities, reduce the rate of interest referred to in
 Section 15.1 upon the occurrence of a Tax Event or extend the time for payment of accrued Original Issue Discount or cash interest on any Security;

           (3) reduce the Principal Amount or Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

           (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or extend the date on which the Purchase Price or Change in Control Purchase Price of any Security is payable;

           (5) make any Security payable in money or securities other than that stated in the Security;

           (6) make any change in Article XII that adversely affects the rights of any Holder;

           (7) make any change in Section 5.13 or this Section 9.2, except to increase any percentage referred to therein, or make any change in
 Section 5.8;

           (8) make any change that adversely affects the right to convert any Security;

           (9) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase);

           (10) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to Section 14.1 or 14.2 which change would result in a violation of applicable federal or state securities laws (including positions of the Commission under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise;

           (11) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

           (12) release the Security Guarantee except in compliance with the terms of this Indenture.

        It shall not be necessary for the consent of the Holders under this
 Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        An amendment under this Section 9.2 or Section 9.1 may not make any change that adversely affects the rights under Article XII of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness or Guarantor Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness or Guarantor Senior Indebtedness.

        After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

        Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA as then in effect.

        Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder, except as provided in Section 9.2.

        Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

        Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.3) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                 ARTICLE X
                                 COVENANTS

        Section 10.1 Payment of Securities. The Company and the Subsidiary Guarantor shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture, including, without limitation, Article XII herein. Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Change in Control Purchase Price and cash interest and Liquidated Damages, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

        The Company and the Subsidiary Guarantor shall, to the extent permitted by law, pay cash interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Reverse of Security, compounded semiannually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable.

        Section 10.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency in the Borough of Manhattan, the City of New York, shall initially be at the Corporate Trust Office of the Trustee, and shall be the office or agency for all of the aforesaid purposes unless the Company shall appoint some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 10.3 Money for Security Payments To Be Held in Trust. If the Company or the Subsidiary Guarantor shall at any time act as its own Paying Agent, it will, on or before each due date of the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Change in Control Purchase Price and cash interest and Liquidated Damages, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Change in Control Purchase Price and cash interest and Liquidated Damages, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Change in Control Purchase Price and cash interest and Liquidated Damages, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Change in Control Purchase Price and cash interest and Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
 Section 10.3, that such Paying Agent will

           (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (2) give the Trustee notice of any default by the Company or the Subsidiary Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

           (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of Principal Amount, Issue Price, accrued Original Issue Discount Redemption Price, Put Price, Change in Control Purchase Price or cash interest on the Securities and remaining unclaimed for two years after such Principal Amount, Issue Price, accrued Original Issue Discount Redemption Price, Purchase Price, Change in Control Purchase Price or cash interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 10.4 Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

        Section 10.5 Existence. Subject to Article VIII, each of the Company and the Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company or the Subsidiary Guarantor shall not be required to preserve any such right or franchise if the Board of Directors of the Company or the Subsidiary Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Subsidiary Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

        Section 10.6 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly following the end of each calendar year a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.

        Section 10.7 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.


                                 ARTICLE XI
                          REDEMPTION OF SECURITIES

        Section 11.1 Right to Redeem; Notices to Trustee. On or after June 18, 2004, the Company, at its option, may redeem the Securities as a whole at any time, or from time to time in part, for cash in accordance with the provisions set forth in paragraphs 6 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

        The Company shall give the notice to the Trustee provided for in this Section 11.1 at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee.

        Section 11.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, pro rata or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

        If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 11.2 shall affect the right of any Holder to convert any Security pursuant to Article XIII before the termination of the conversion right with respect thereto.

        Section 11.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Trustee, in the name and at the expense of the Company, shall cause notice of redemption to be mailed, first-class postage prepaid, to each Holder of Securities to be redeemed at such Holder's address as it appears on the list of Holders maintained pursuant to Section 7.1. At the Company's written request, the Trustee shall, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper of national circulation designated by the Company.

        The notice shall identify the Securities to be redeemed and shall state:

        (a) the Redemption Date (upon which the Redemption Price shall be paid);

        (b) the Redemption Price;

        (c) the Conversion Rate;

        (d) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 10.2;

        (e) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

        (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

        (g) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 10.2 to collect the Redemption Price;

        (h) the CUSIP number of the Securities called for redemption;

        (i) if fewer than all the Outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed; and

        (j) that, unless the Company defaults in payment of the Redemption Price, Original Issue Discount and cash interest on Securities called for redemption will cease to accrue on and after the Redemption Date.

        Section 11.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities that are converted in accordance with the terms of this Indenture and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest or accrue Original Issue Discount. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 10.2, such Securities called for redemption shall be paid at the Redemption Price therefor.

        Section 11.5 Deposit of Redemption Price. Prior to 11:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid cash interest on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon not required for that purpose because of conversion of Securities pursuant to Article XIII. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

        Section 11.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security of the same tenor in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

        Section 11.7 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture except to the extent arising from its willful misconduct or negligence.


                                ARTICLE XII
                        SUBORDINATION OF SECURITIES

        Section 12.1 Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII, the indebtedness represented by the Securities and the payment of the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of Put Price, Liquidated Damages, Change in Control Purchase Price, cash interest and all other amounts and claims owing on each and all of the Securities and all obligations of the Company under this Indenture are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness and that said subordination is for the benefit of the holders of Senior Indebtedness and they and or each of them severally may enforce such subordination.

        Section 12.2 Payment Over of Proceeds upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or other payment satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment on account of Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of Put Price, Liquidated Damages, Change in Control Purchase Price and cash interest on the Securities, and to that end the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, shall be entitled to receive from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

        For purposes of this Article XII only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which in either case are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section
 12.2 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

        Section 12.3   No Payment When Senior Indebtedness in Default.

        (a) The Company may not make any payment of the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Change in Control Purchase Price, Liquidated Damages or cash interest in respect of the Securities nor may the Company pay cash with respect to the Put Price or acquire any Securities for cash or property (except as otherwise provided in Article XI and other than for Common Stock of the Company) if (a) a payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or (b) a default (other than a default referred to in the preceding clause (a)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the Stated Maturity thereof and the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness. If the Company receives any such notice (except for a notice received relating solely to a default referred to in clause (a) above), then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this
 Section 12.3.

        The Company may resume payment on the Securities and may acquire Securities if and when (i) the default referred to in clauses (a) or (b) of the preceding paragraph above is cured or waived in writing or ceases to exist; or (ii) in the case of a default referred to in clause (b) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the notice described in clause (b) of the preceding paragraph; and this Article XII otherwise permits the payment or acquisition at that time.

        Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Securities into Common Stock in accordance with the provisions for conversion of such Securities set forth in this Indenture, including the payment of cash in lieu of fractional shares of Common Stock in accordance with Article XIII, or in any of such Securities in the event of an occurrence of the events described in this Section 12.3.

        (b) In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 5.2, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the Securities until the earlier of (i) the passage of 120 or more days have passed after such acceleration occurs or (ii) the payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, and may thereafter pay the Securities if this Article XII permits the payment at that time.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Company is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness of the Company, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness of the Company, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay all Senior Indebtedness of the Company in full in cash or other payment satisfactory to the holders of such Senior Indebtedness of the Company, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness of the Company.

        The provisions of this Section 12.3 shall not apply to any payment with respect to which Section 12.2 would be applicable.

        Section 12.4 Payment Permitted If No Default. Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.2 or under the conditions described in Section 12.3, from making payments at any time of Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Put Price, Redemption Price, Liquidated Damages, Change in Control Purchase Price or cash interest, as the case may be, on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Liquidated Damages, Change in Control Purchase Price or cash interest, as the case may be, on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article XII.

        Section 12.5 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, and until the Securities are paid in full, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that payments and distributions otherwise payable to Holders of Securities have been applied to the payment of Senior Indebtedness as provided by this Article XII. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        Section 12.6 Provisions Solely To Define Relative Rights. The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness and the holders of the Guarantor Senior Indebtedness on the other hand. Nothing contained in this
 Article XII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness, the holders of the Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XII of the holders of Senior Indebtedness and the holders of the Guarantor Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the Principal Amount, Restated Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Put Price, Liquidated Damages, Change in Control Purchase Price or cash interest, as the case may be, on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness and the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

        Section 12.7 Trustee To Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Section 12.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, increase or alter, Senior Indebtedness, or otherwise amend, modify or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness or any security thereof or guarantee thereof is outstanding; (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness;
 (iv) exercise or refrain from exercising any rights against the Company and any other Person; (v) apply any and all sums received from time to time to the Senior Indebtedness.

      The provisions of this Article XII shall continue to be effective or be reinstated as the case may be if at any time any payment of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

        Section 12.9 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.9 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

        Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 12.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

        Section 12.11 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

        Section 12.12 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

        Section 12.13 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 12.14 Certain Conversions Deemed Payment. For the purposes of this Article XII only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of or premium (if any) or cash interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 12.14, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to the prior payment in full of all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.


                                ARTICLE XIII
                          CONVERSION OF SECURITIES

        Section 13.1 Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock at any time (subject to the limitation described in Section 11.3(f)) during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

        In the event the Company exercises its option pursuant to Section
 15.1 to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

        Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

        Section 13.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 13.3.

        The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

        Holders may surrender a Security for conversion by means of book entry delivery in accordance with paragraph 9 of the Securities and the regulations of the applicable book entry facility.

        No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article XIII. On conversion of a Security, that portion of accrued Original Issue Discount or (except as provided below) accrued and unpaid cash interest attributable to the period from the Issue Date (or, the date on which interest was last paid) to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount and cash interest accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued but unpaid interest will be payable upon conversion of Securities made concurrently with or after acceleration of the Securities following an Event of Default.

        If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

        If the last day on which a Security may be converted is not a Business Day in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is a Business Day.

        Section 13.3 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

        Section 13.4 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. The Holder, however, shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

        Section 13.5 Company To Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities for shares of Common Stock.

        All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will cause to have quoted or listed such shares of Common Stock in the over-the-counter market or on each national securities exchange or such other market on which the Common Stock is then quoted or listed.

        Section 13.6   Adjustment for Change in Common Stock.

        The Conversion Rate shall be subject to adjustment (without duplication) from time to time as follows:

        (a) In case the Company shall, while any of the Securities are outstanding, pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Securities been converted immediately prior thereto. An adjustment made pursuant to this subsection
 (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes or series of capital stock.

        (b) In case the Company shall, while any of the Securities are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price on the record date mentioned below, the Conversion Rate for the Securities shall be adjusted so that the same shall equal the number of shares of Common Stock determined by dividing the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

        (c) Subject to the last sentence of this subparagraph, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (a) of this Section 13.6), the Conversion Rate shall be increased so that the same shall equal the number of shares of Common Stock determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this subparagraph (c) by a fraction of which the numerator shall be the Market Price of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") and the denominator shall be the Market Price on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price. For purposes of this subparagraph (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Rate increase required by this subparagraph (c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Rate increase required by subparagraph (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as (a) "the record date in the case of a dividend or other distribution," and (b) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (c) "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Rate in subparagraph (a). In the event that, with respect to any distribution to which this subparagraph (c) would otherwise apply, the fair market value on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed exceeds the Market Price by less than $1.00, then the adjustment provided hereby shall not be made and in lieu thereof, the Holder of Securities, upon conversion thereof, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind of evidences of indebtedness, shares of capital stock, cash and assets comprising the distribution that the Holder would have received if the Holder had converted such Securities immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

        (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all regular cash dividend, if the annualized amount thereof per share of Common Stock does not exceed 15% of the Market Price on the Trading Day immediately preceding the date of declaration of such dividend), the Conversion Rate shall be increased so that the same shall equal the number of shares of Common Stock determined by multiplying the Conversion Rate immediately prior to the effectiveness of the Conversion Rate increase contemplated by this subparagraph by a fraction of which the numerator shall be the Market Price of the Common Stock on the date fixed for the payment of such distribution and the denominator shall be the Market Price of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted the Securities immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date had not been fixed.

        (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Market Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this subparagraph (e) by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Market Price on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

        (f) The Company may make such increases in the Conversion Rate, in addition to those required by subparagraphs (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the Increased Conversion Rate and the period it will be in effect.

        (g) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

        If any action would require adjustment of the Conversion Rate pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Securities.

        Section 13.7   Reclassification, Consolidation, Merger or Sale of
 Assets.

        In the event that the Company shall be a party to any transaction (including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Security then outstanding shall have the right thereafter to convert such Security only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Security could have been converted immediately prior to such transaction.

        The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
 XIII. The above provisions shall similarly apply to successive transactions of the foregoing type.

        Section 13.8   Notice of Adjustments of Conversion Rate.

        Whenever the Conversion Rate is adjusted as herein provided:

        (a) the Company shall compute the adjusted Conversion Rate and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer or such other officer as is acceptable to the Trustee of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Common Stock; and

        (b) a notice stating the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall as soon as practicable be mailed by the Company to all record holders of the Securities at their last addresses as they appear upon the stock transfer books of the Company.

        Section 13.9   Prior Notice of Certain Events.

        In case:

           (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 13.6 (c) or (d) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 13.6(e);

           (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

           (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

 then the Company shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

        Section 13.10  No Adjustment in Certain Events

        Notwithstanding the foregoing provisions, (i) no adjustment need be made for a transaction to which any of the adjustment provisions described above applies if Holders may participate in the transaction on a basis and with notice that the Board of Directors determines to be the fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction, and (ii) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Rate in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article XIII.

        Section 13.11  Certain Additional Rights.

        In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 13.6(c) or 13.6(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 13.6(c)), the Holder of the Securities, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Rate adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Securities are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the 74 Board of Directors). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

        Section 13.12 Restrictions on Common Stock Issuable Upon Conversion.

           (1) Shares of Common Stock to be issued upon conversion of a Security in respect of restricted Securities shall bear such restrictive legends as the Company may provide in accordance with applicable law.

           (2) If shares of Common Stock to be issued upon conversion of a Security in respect of restricted Securities are to be registered in a name other than that of the Holder of such Security, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the Holder shares of Common Stock or such Securities issued upon conversion of any such Security in respect of such Securities not so accompanied by a properly completed certificate.

        Section 13.13 Trustee Not Responsible for Determining Conversion Price or Adjustments.

        Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Security to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value for the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article X or this
 Article XIII.


                                ARTICLE XIV
                        RIGHT TO REQUIRE REPURCHASE

        Section 14.1 Purchase of Securities at Option of the Holder upon Change in Control.

        (a) If on or prior to June 18, 2004, there shall have occurred a Change in Control, Securities in aggregate Principal Amount of $1,000 or an integral multiple thereof shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 8 of the Securities (or, if prior to a Change in Control Purchase Date, the Debentures have been converted to semiannual coupon debentures following a Tax Event pursuant to Article XV, at a price equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to, but excluding, the Change in Control Purchase
 Date) (the "Change in Control Purchase Price"), on the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 14.1(c).

        A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

           (i) There shall be consummated any consolidation or merger of the Company or the Subsidiary Guarantor to which the Common Stock would be converted into cash, or other property, in each case, other than a consolidation or merger of the Company or the Subsidiary Guarantor in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of common stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after such consolidation or merger; or

           (ii) There is a report filed by any person, including its Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this Section 14.1 only, the term "person" shall include a "person" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Company or the Subsidiary Guarantor normally entitled to vote in elections of directors; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or

           (iii) The occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) all or substantially all of which consists of common stock which is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

        Notwithstanding the foregoing provisions of this Section 14.1(a), a Change in Control shall not be deemed to have occurred if at any time the Company, any Subsidiary of the Company, any employee stock ownership plan or any other employee benefit plan of either the Company or any Subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or
 Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of 50% or more of the total voting power in the aggregate of all classes of Common Stock then outstanding of the Company normally entitled to vote in elections of directors.

        "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        (b) Within 15 Business Days after the Change in Control, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The Company will cause a copy of the notice to be published in The Wall Street Journal or another daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

           (1) briefly the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this
 Section 14.1;

           (2) the date by which the Change in Control Purchase Notice pursuant to this Section 14.1 must be given;

           (3)  the Change in Control Purchase Date;

           (4)  the Change in Control Purchase Price;

           (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to Section 10.2;

           (6)  the Conversion Rate and any adjustments thereto;

           (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock (or, in lieu thereof, cash, if the Company shall so elect) at any time prior to the close of business on the Change in Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

           (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 10.2 to collect payment;

           (9) that the Change in Control Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (8) above;

           (10) the procedures the Holder must follow to exercise rights under this Section 14.1 and a brief description of those rights;

           (11) briefly, the conversion rights of the Securities; and

           (12) the procedures for withdrawing a Change in Control Purchase Notice.

        (c) A Holder may exercise its rights specified in Section 14.1(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent or to the office or agency referred to in Section 10.2 at any time prior to the close of business on the Change in Control Purchase Date, stating:

           (1) the certificate number of the Security which the Holder will deliver to be purchased;

           (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

           (3) that such Security shall be purchased on the Change in Control Purchase Date, pursuant to the terms and conditions specified in paragraph 8 of the Securities.

        Receipt of the Security by the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in Section 10.2 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 14.1 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

        The Company shall purchase from the Holder thereof, pursuant to this Section 14.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 14.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in
 Section 10.2.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in
 Section 10.2 the Change in Control Purchase Notice contemplated by this
 Section 14.1(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 14.3.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

        Section 14.2 Purchase of Securities at the Option of the Holder.

        (a) General. Securities shall be purchased by the Company pursuant to paragraph 8 of the Securities as of June 18, 2004, June 18, 2009 and June 18, 2014 (each, a "Purchase Date"), at the purchase prices specified therein (the "Put Price"), at the option of the Holder thereof, upon:

           (1) delivery to the Paying Agent or to the office or agency referred to in Section 10.2 by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on such Purchase Date stating:

                (A) the certificate number of the Security that the Holder will deliver to be purchased;

                (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                (C) that such Security shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities; and

                (D) if the Company elects pursuant to Section 14.2(b) to pay the Put Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Put Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 14.2(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which it relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Put Price for all Securities subject to such Purchase Notice; and

           (2) delivery of such Security prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in
 Section 10.2, such delivery being a condition to receipt by the Holder of the Put Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 14.2 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

        If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
 Section 14.3, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 14.2(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Put Price otherwise payable in Common Stock.

        The Company shall purchase from the Holder thereof, pursuant to this Section 14.2, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all or a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in
 Section 10.2 the Purchase Notice contemplated by this Section 14.2(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 14.3.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

        (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 14.2(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 14.2. The Company shall designate, in the notice from the Company delivered pursuant to Section 14.2(e), whether the Company will purchase the Securities for cash or Common Stock, and, if a combination thereof, the percentages of the Put Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this
 Section 14.2 shall receive the same percentage of cash or Common Stock in payment of the Put Price for such Securities, except (i) as provided in
 Section 14.2(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Holders except pursuant to this
 Section 14.2(b) or Section 14.2(d).

      At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

           (i)  the manner of payment selected by the Company;

           (ii) the information required by Section 14.2(e);

           (iii) that the conditions to such manner of payment set forth in
      Section 14.2(d) have or will be complied with; and

           (iv) whether the Company desires the Trustee to give the notice required by Section 14.2(e).

        (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 14.2(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities.

        (d) Payment by Common Stock. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 14.2(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company will not issue a fractional share of Common Stock in payment of the Put Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

      The Company's right to exercise its election to purchase the Securities pursuant to this Section through the issuance of shares of Common Stock shall be conditioned upon:

           (i) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

           (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Put Price under the Securities Act and the Exchange Act, in each case if required unless there exists an applicable exemption to registration thereunder;

           (iii) the listing of the Common Stock on the relevant Purchase Date on the Nasdaq National Market or the New York Stock Exchange or other national securities exchange; and

           (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Put Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Put Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii) and (iii) above have been satisfied.

 Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in The Wall Street Journal or another daily newspaper of national circulation. If such conditions are not satisfied prior to or on the Purchase Date and the Company elected to purchase the Securities pursuant to this Section 14.2 through the issuance of shares of Common Stock, the Company shall pay the Purchase Price in cash.

      (e) Notice of Election. The Company shall send notices of its election (the "Company Notice") to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 15.2. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall state the manner of payment elected and shall contain the following information:

      In the event the Company has elected to pay the Put Price (or any specified percentage thereof) with Common Stock, the notice shall:

           (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Put Price of the Securities held by such Holder (except for any cash amount to be paid in lieu of fractional shares); and

           (2) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      In any case, each notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

           (i)  the Put Price and Conversion Rate;

           (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 10.2;

           (iii) that Securities as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

           (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 10.2 to collect payment;

           (v) that the Put Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

           (vi) the procedures the Holder must follow to exercise rights under Section 14.2 and a brief description of those rights;

           (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities; and

           (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 14.2(a)(1)(D) or Section 14.3).

      At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

      Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in The Wall Street Journal or another daily newspaper of national circulation and furnish the Trustee with an affidavit of publication.

        (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

        (g) Procedure Upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 14.2(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in
 Section 14.4, sufficient to pay the aggregate Put Price of all Securities to be purchased pursuant to this Section 14.2. As soon as practicable after the later of the Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in
 Section 10.2, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Put Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 14.2(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

        (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

        Section 14.3 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Change in Control Purchase Notice or Purchase Notice specified in Section 14.1(c) or Section 14.2(a), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Put Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Put Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 14.1(c) or Section 14.2(a), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent or to the office or agency referred to in Section 10.2 by the Holder thereof in the manner required by Section 14.2(a) and (g) or Section 14.1(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

        A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 10.2 at any time on or prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

           (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

           (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

           (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 14.2(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 14.2(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      There shall be no purchase of any Securities pursuant to Section 14.2 (other than through the issuance of Common Stock in payment of the Put Price, including cash in lieu of fractional shares of Common Stock) or
 Section 14.1 if there has occurred (prior to, or on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Put Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Put Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 14.4 Deposit of Put Price or Change in Control Purchase Price. Prior to 12:00 p.m. (noon), New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust) an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Put Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be and after the Purchase Date or Change in Control Purchase Date, as the case may be, such Securities shall cease to bear interest or accrue Original Issue Discount (unless the Company shall default in the payment of the Put Price or Change of Control Purchase Price).

        Section 14.5 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 10.2 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

        Section 14.6 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 14.1 or 14.2, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Securities (including positions of the Commission under applicable no- action letters) so as to permit the rights and obligations under Sections 14.1 and 14.2 to be exercised in the time and in the manner specified in Sections 14.1 and
 14.2 .

        Section 14.7 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request, any cash or shares of Common Stock, together with interest on such cash as hereinafter provided and dividends on such shares of Common Stock, if any, held by them for the payment of a Put Price or Change in Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 14 of the Securities; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 14.4 exceeds the aggregate Put Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest as hereinafter provided or dividends, if any, thereon.


                                 ARTICLE XV
                        SPECIAL TAX EVENT CONVERSION

        Section 15.1 Optional Conversion to Semiannual Coupon Debenture Upon Tax Event. From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at 3.50% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount and cash interest accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on each Interest Payment Date to holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee.


                                ARTICLE XVI
                             SECURITY GUARANTEE

        Section 16.1   Security Guaranty.

        The Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) Principal Amount, Restated Principal Amount, Issue Price, accrued Original Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and Cash Interest and Liquidated Damages, if any, on the Securities will be paid in full when due, otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of Title 11, United States Bankruptcy Code of 1978, as amended), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 16.4 hereof.

        The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        The Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice an all demands whatsoever and covenants that the Security Guarantee of the Subsidiary Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and the Security Guarantee. The Subsidiary Guarantor acknowledges that the Security Guarantee is a guarantee of payment and not of collection and the Subsidiary Guarantor hereby agrees that, in the event of a default in Principal Amount, Restated Principal Amount, Issue Price, accrued Original Discount, Redemption Price, Put Price, Change in Control Purchase Price and Cash Interest and Liquidated Damages, if any, on such Security, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Subsidiary Guarantor to enforce the Security Guarantee without proceeding against the Company. The Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article XVI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of the Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Security Guarantee.

        The Security Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        Section 16.2    Severability.

        In case any provision of the Security Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 16.3   Subordination of Security Guarantee.

        The Security Guarantee will be unsecured subordinated obligations of the Subsidiary Guarantor, ranking pari passu with all other existing and future subordinate indebtedness of the Subsidiary Guarantor, if any. The indebtedness evidenced by the Security Guarantee is being accepted by the holders of the Securities on a subordinated basis to the Guarantor Senior Indebtedness and such Security Guarantee is subordinated on the same basis to the Guarantor Senior Indebtedness of the Subsidiary Guarantor as the Securities are subordinated to Senior Indebtedness under
 Article XII.

        Section 16.4   Limitation of Subsidiary Guarantors' Liability.

        The Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Subsidiary Guarantor pursuant to the Security Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act the Uniform Fraudulent Conveyance Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under the Security Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor result in the obligations of the Subsidiary Guarantor under the Security Guarantee constituting such fraudulent transfer or conveyance.

        Section 16.5   Subrogation.

        The Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Subsidiary Guarantor pursuant to the provisions of Section 16.1; provided, however, that, if an Event of Default has occurred and is continuing, the Subsidiary Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

        Section 16.6   Reinstatement.

        The Subsidiary Guarantor hereby agrees that the Security Guarantee provided for in Section 16.1 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or the Subsidiary Guarantor.

        Section 16.7   Release of the Subsidiary Guarantor.

        Concurrently with the discharge of the Securities under Section 4.1, the Subsidiary Guarantor shall be released from all of its obligations under the Security Guarantee under this Article XVI.

        Section 16.8   Benefits Acknowledged.

        The Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to the Security Guarantee are knowingly made in contemplation of such benefits.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         ANNTAYLOR STORES CORPORATION


                                         By: /s/ Barry Erdos
                                             _____________________________
                                             Name:  Barry Erdos
                                             Title: Executive Vice President
                                                    - CFO


                                         ANNTAYLOR, INC.


                                         By: /s/ Barry Erdos
                                             _____________________________
                                             Name:  Barry Erdos
                                             Title: Executive Vice President
                                                    - CFO




       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                         THE BANK OF NEW YORK, as Trustee


                                         By: /s/ Annette L. Kos
                                             _____________________________
                                             Name:  Annette L. Kos
                                             Title: